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                                                                   EXHIBIT 23(c)


                       CONSENT OF INDEPENDENT ACCOUNTANTS




The Seagram Company Ltd.

PolyGram Holding, Inc. Deferred Savings and Investment Plan for Employees

         We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 filed by The Seagram Company Ltd. on August 18, 1999 of our Report dated August 16, 1999 which appears in the Annual Report on Form 11-K of the PolyGram Holding, Inc. Deferred Savings and Investment Plan for Employees for the fiscal year ended December 31, 1998.



/s/ Gutierrez & Co.
-------------------
Gutierrez & Co.
Flushing, New York
August 18, 1999